As filed with the Securities and Exchange Commission on January 29, 2009
Registration Statement No. 333-157000

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIOS MARITIME PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	4412	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)
85 Akti Miaouli Street
Piraeus, Greece 185 38
(011) +30 210 459 5000
(Address and telephone number of Registrant’s principal executive offices)
Trust Company of the Marshall Islands, Inc.
Trust Company Complex, Ajeltake Island
P.O. Box 1405
Majuro, Marshall Islands MH96960
(011) +30 210 429 3223
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Kenneth R. Koch, Esq.
Todd E. Mason, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, New York 10017
(212) 935-3000 (telephone number)
(212) 983-3115 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment pursuant to General Instruction I.C. or a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Aggregate Offering	Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered(1)	Price Per Unit(1)	Offering Price(1)	Registration Fee(2)
Common units representing limited partnership interests
Debt Securities
Total			$500,000,000.00	$19,650.00*

* Previously paid.

(1)	An indeterminate principal amount or number of our common units and debt securities may be issued in primary offerings from time to time at indeterminate prices, with an aggregate offering price not to exceed $500,000,000.

(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     This Pre-Effective Amendment No. 1 is being filed as a Part II exhibit filing only in order to file certain opinions previously excluded from the original filing.
PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
     Section 9 of the Republic of the Marshall Islands Revised Partnership Act provides as follows:
     Indemnification. Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
     We generally indemnify our directors and officers and the other affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and the description of such indemnification is contained in our prospectus dated November 12, 2007 and included in our registration statement on Form F-1, as amended, initially filed with the SEC on October 26, 2007 incorporated herein by this reference.
Item 9. Exhibits and Financial Statement Schedules.

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

1.2**	Certificate of Limited Partnership of Navios Maritime Partners L.P.

1.3**	First Amended and Restated Agreement of Limited Partnership of Navios Maritime Partners L.P.

1.4**	Certificate of Formation of Navios GP L.L.C.

1.5**	Limited Liability Company Agreement of Navios GP L.L.C.

1.6**	Certificate of Formation of Navios Operating GP L.L.C.

1.7**	Amended and Restated Limited Liability Company Agreement of Navios GP L.L.C.

1.8**	Limited Liability Company Agreement of Navios Operating GP L.L.C.

4.1**	Omnibus Agreement

4.2**	Management Agreement with Navios ShipManagement

4.3**	Administrative Services Agreement with Navios Maritime Holdings Inc.

4.4**	Form of First Contribution and Conveyance Agreement

4.5**	Form of Second Contribution and Conveyance Agreement go under 4s or 10s

4.6**	Form of Share Purchase Agreement for Navios TBN I

4.7**	Form of Share Purchase Agreement for Navios TBN II

4.8***	Revolving Credit and Term Loan Facility Agreement

4.9**	Common Unit Purchase Agreement between Navios Maritime Partners L.P. and Amadeus Maritime S.A.

5.1	Opinion of Reeder and Simpson, P.C. as to the legality of the securities being registered

8.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to tax matters

8.2	Opinion of Reeder and Simpson, P.C. relating to tax matters

23.1	Consents of PricewaterhouseCoopers S.A. (previously filed)

23.2	Consent of Reeder and Simpson, P.C. (contained in Exhibit 5.1 and 8.2)

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 8.1)

24.1	Power of Attorney (previously filed)

99.1****	Share Purchase Agreement for Navios Aurora I

Exhibit
Number	Description
99.2****	Registration Rights Agreement

*	To be filed by amendment or as an exhibit to a Current Report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

**	Previously filed as an exhibit to the registrant’s registration statement on Form F-1 (File No. 333-146972) as filed with the Securities and Exchange Commission and incorporated by reference in our Annual Report.

***	Previously filed as an exhibit to a Current Report on Form 6-K filed with the Securities and Exchange Commission on November 26, 2007 and incorporated by reference in our Annual Report.

****	Previously filed as an exhibit to a Current Report on Form 6-K filed with the Securities and Exchange Commission on July 2, 2008 and hereby incorporated by reference.
Item 10. Undertakings.
     The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
a. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph 4 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or § 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 Registration Statement (No. 333-157000) on Form F-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on the 29th day of January, 2009.

NAVIOS MARITIME PARTNERS L.P.,
By:	/s/ Angeliki Frangou
	Name:	Angeliki Frangou
	Title:	Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angeliki Frangou Angeliki Frangou	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	January 29, 2009

/s/ Michael McClure Michael McClure	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2009

* George Achniotis	Director	January 29, 2009

Signature	Title	Date
* Shunji Sasada	Director	January 29, 2009

* Leonidas Korres	Director	January 29, 2009

* Efstathios Loizos	Director	January 29, 2009

* Robert Pierot	Director	January 29, 2009

* John Karakadas	Director	January 29, 2009
* By executing her name hereto, Angeliki Frangou is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

By:	/s/ Angeliki Frangou
Angeliki Frangou

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
     Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Navios Maritime Partners L.P. in the United States, has signed the Registration Statement in the City of Newark, State of Delaware on the 29th day of January, 2009.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director Authorized Representative in the United States

Exhibit Index

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement

1.2**	Certificate of Limited Partnership of Navios Maritime Partners L.P.

1.3**	First Amended and Restated Agreement of Limited Partnership of Navios Maritime Partners L.P.

1.4**	Certificate of Formation of Navios GP L.L.C.

1.5**	Limited Liability Company Agreement of Navios GP L.L.C.

1.6**	Certificate of Formation of Navios Operating GP L.L.C.

1.7**	Amended and Restated Limited Liability Company Agreement of Navios GP L.L.C.

1.8**	Limited Liability Company Agreement of Navios Operating GP L.L.C.

4.1**	Omnibus Agreement

4.2**	Management Agreement with Navios ShipManagement

4.3**	Administrative Services Agreement with Navios Maritime Holdings Inc.

4.4**	Form of First Contribution and Conveyance Agreement

4.5**	Form of Second Contribution and Conveyance Agreement go under 4s or 10s

4.6**	Form of Share Purchase Agreement for Navios TBN I

4.7**	Form of Share Purchase Agreement for Navios TBN II

4.8***	Revolving Credit and Term Loan Facility Agreement

4.9**	Common Unit Purchase Agreement between Navios Maritime Partners L.P. and Amadeus Maritime S.A.

5.1	Opinion of Reeder and Simpson, P.C. as to the legality of the securities being registered

8.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to tax matters

8.2	Opinion of Reeder and Simpson, P.C. relating to tax matters

23.1	Consents of PricewaterhouseCoopers S.A. (previously filed)

23.2	Consent of Reeder and Simpson, P.C. (contained in Exhibit 5.1 and 8.2)

23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 8.1)

24.1	Power of Attorney (previously filed)

99.1****	Share Purchase Agreement for Navios Aurora I

99.2****	Registration Rights Agreement

*	To be filed by amendment or as an exhibit to a Current Report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

**	Previously filed as an exhibit to the registrant’s registration statement on Form F-1 (File No. 333-146972) as filed with the Securities and Exchange Commission and incorporated by reference in our Annual Report.

***	Previously filed as an exhibit to a Current Report on Form 6-K filed with the Securities and Exchange Commission on November 26, 2007 and incorporated by reference in our Annual Report.

****	Previously filed as an exhibit to a Current Report on Form 6-K filed with the Securities and Exchange Commission on July 2, 2008 and hereby incorporated by reference.